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                                                                     EXHIBIT 4.9

                AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT

                                  by and among

             PROVIDIAN FINANCIAL CORPORATION, as Original Depositor,

                   THE BANK OF NEW YORK, as Property Trustee,

              THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee,

                                       and

               NEW AMERICAN CAPITAL, INC., as Successor Depositor

                           Dated as of October 1, 2005

                      Amended and Restated Trust Agreement
                          Dated as of February 4, 1997

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                AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT

     THIS AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT (this "AMENDMENT") is made as of this 1st day of October, 2005, by and among (i) Providian Financial Corporation, a Delaware corporation, as original depositor ("PROVIDIAN" or, before the Effective Time, the "DEPOSITOR"), (ii) New American Capital, Inc., a Delaware corporation, as successor depositor ("New American" or, as of and after the Effective Time, the "DEPOSITOR"), (iii) The Bank of New York, a New York banking corporation, as property trustee (the "PROPERTY TRUSTEE"), (iv) The Bank of New York, a Delaware banking corporation organized under the laws of the State of Delaware, as Delaware Trustee (the "DELAWARE TRUSTEE") (the Property Trustee and the Delaware Trustee referred to collectively as the "TRUSTEES") and (v) the several Holders.

     WHEREAS, Providian and the Trustees have entered into an Amended and Restated Trust Agreement, dated as of February 4, 1997, related to the issuance of preferred securities and common securities by Providian Capital I, a Delaware statutory business trust, on February 4, 1997;

     WHEREAS, Providian, Washington Mutual, Inc. and New American, which is a direct, wholly owned subsidiary of Washington Mutual, Inc., have entered into an Agreement and Plan of Merger, dated as of June 5, 2005, as amended and supplemented, that provides for the merger (the "MERGER") of Providian with and into New American;

     WHEREAS, the Merger will become effective as set forth in the certificate of merger which shall be filed with the Secretary of State of Delaware on or before the Closing Date, as defined in the Agreement and Plan of Merger (the time and date when the Merger becomes effective is referred to herein as the "EFFECTIVE TIME");

     WHEREAS, at the Effective Time, the separate corporate existence of Providian will cease and New American will continue as the surviving corporation following the Merger;

     WHEREAS, as set forth in Section 10.6 of the Trust Agreement, the Merger is a consolidation, merger or sale involving the Depositor that is permitted under
Article VIII of the Indenture, as defined in the Trust Agreement, and New American desires to agree in writing to perform the Depositor's obligations under the Trust Agreement; and

     WHEREAS, this Amendment has been duly authorized by all necessary action on the part of Providian and New American.

     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, Providian, New American and the Trustees agree as follows for the equal and ratable benefit of the Holders:

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                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

     1.1 Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings assigned thereto in the Trust Agreement. The term "Trust Agreement" as used herein means the Amended and Restated Trust Agreement, as amended and supplemented by this Amendment, or as otherwise supplemented or amended from time to time by one or more amendments thereto or hereto entered into pursuant to the applicable provisions of the Amended and Restated Trust Agreement.

     1.2 Interpretation. References in the Trust Agreement (including references in the Trust Agreement as amended or supplemented hereby) to "this Trust Agreement" (and indirect references such as "hereunder," "herein" and "hereof") shall be deemed references to the Trust Agreement as amended and supplemented hereby. All of the covenants, agreements and provisions of this Amendment shall be deemed to be and construed as part of the Trust Agreement to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Trust Agreement. Except as otherwise provided in this Amendment, all of the covenants, agreements and provisions of the Trust Agreement shall remain in full force and effect.

                                   ARTICLE II

                                     MERGER

     2.1 Assumption by New American. New American, as the surviving corporation of the Merger, shall become fully responsible as of the Effective Time, without any further action, for the due and punctual performance and observance of all of the obligations of the Trust Agreement to be kept or performed by the Depositor. Upon such assumption, New American shall succeed to and be substituted for Providian with the same effect as if it had been named in the Trust Agreement as the original depositor, and Providian thereupon shall be relieved of any further liability or obligation under the Trust Agreement. Upon and following the Effective Time, the parties hereto agree that all references to the "Depositor" in the Trust Agreement shall be deemed references to New American, until a successor replaces it pursuant to the applicable provisions of the Trust Agreement, and thereafter the "Depositor" shall mean such successor.

     2.2 Notice Provision. Section 10.8 of the Amended and Restated Trust Agreement, as of the Effective Time, shall be amended so as to provide that clause (b) of the first sentence thereof shall read: "in the case of the Common Securityholder or the Depositor, to New American Capital, Inc., c/o Washington Mutual, Inc., 1201 Third Avenue, Seattle, Washington 98101, Attention:
Secretary, facsimile no.: (206) 377-5309.


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                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 Capital Securities and Forms Deemed Conformed. Beginning at the Effective Time, the provisions of each Capital Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Capital Security or any other action on the part of the Holders, Providian, New American or the Trustee, so as to reflect this Amendment and the forms of Security attached to the Amended and Restated Trust Agreement shall likewise be deemed to be conformed to reflect this Amendment.

     3.2 Successors. All agreements of Providian, New American and the Trustees in this Amendment and in the Trust Agreement shall bind their respective successors.

     3.3 Benefits of Amendment. Nothing in this Amendment, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Amendment or the Trust Agreement.

     3.4 Separability. In case any provision in this Amendment, or in the Trust Agreement, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     3.5 Trustee Responsibility. The Trustees assume no duties, responsibilities or liabilities by reason of this Amendment other than as set forth in the Trust Agreement. The Trustees assume no responsibility for the correctness of the statements herein contained, which shall be taken as statements of Providian and New American. This Amendment is executed and accepted by the Trustees subject to all of the terms and conditions of its acceptance of the trust under the Trust Agreement, as fully as if said terms and conditions were herein set forth in full.

     3.6 Headings. The Article and Section headings of this Amendment have been inserted for convenience of reference only, are not to be considered a part of this Amendment and shall in no way modify or restrict any of the terms or provisions hereof.

     3.7 Counterparts. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     3.8 Governing Law. This Amendment and the rights and obligations of each of the Holders, the Trust and the Trustees with respect to the Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware.

                            [Signature Page Follows]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to
Amended and Restated Trust Agreement to be duly executed, all as of the day and year first above written.

                                            PROVIDIAN FINANCIAL CORPORATION,
                                            as the Depositor prior to the
                                            Effective Time


                                        By: /s/ Anthony F. Vuoto
                                            ------------------------------------
                                        Name: Anthony F. Vuoto
                                        Title: Chief Financial Officer


                                            NEW AMERICAN CAPITAL, INC., as the
                                            Depositor as of the Effective Time


                                        By: /s/ Fay L. Chapman
                                            ------------------------------------
                                        Name: Fay L. Chapman
                                        Title: Executive Vice President


                                            THE BANK OF NEW YORK, as Property
                                            Trustee


                                        By: /s/ Van K. Brown
                                            ------------------------------------
                                        Name: Van K. Brown
                                        Title: Vice President


                                            THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee


                                        By: /s/ Kristine K. Gullo
                                            ------------------------------------
                                        Name: Kristine K. Gullo
                                        Title: Vice President


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